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                                                                   EXHIBIT 10.42


                                Mbf USA, INC.
                 AMENDED AND RESTATED ARTICLES OF AMENDMENT

                          THIS IS TO CERTIFY THAT:

FIRST:  The charter of MBf USA, Inc., a Maryland corporation (the
"Corporation"), is hereby amended by deleting the existing Section 1 of Article V in its entirety and adding a new Section 1 of Article V to read as follow:

                                    STOCK

Section 1. Authorized Shares. The total number of shares of stock which the Company has authorized to issue is Ten Million (10,000,000) shares of common stock, $0.01 par value ("Common Stock") and One Million Two Hundred Fifty Two Thousand Five Hundred Thirty Eight (1,252,538) shares of Series A Convertible common stock, $0.01 par value ("Series A Common Stock").

SECOND:  As to the shares of stock authorized by the Article of Incorporation:

(i) Immediately before this amendment to the Articles of Incorporation, the authorized shares of the Corporation consisted of Four Million (4,000,000) shares of common stock, $0.01 par value; and One Million Two Hundred Fifty Two Thousand Five Hundred Thirty Seven and 4/100 (1,250,537.4) shares of Series A Convertible common stock, $0.01 par value; as amended, the Articles of Incorporation authorize the Corporation to issue Ten Million (10,000,000) shares of common stock, $0.01 par value and One Million Two Hundred Fifty Two Thousand Five Hundred Thirty Eight (1,252,538) shares of Series A Convertible common stock, $0.01 par value.

(ii) Immediately before the amendment to the Articles of Incorporation the aggregate par value of all shares of all classes was Fifty Two Thousand Five Hundred Five Dollars and 37/100 ($52,505.37); as amended, the aggregate par value of all shares of all classes is One Hundred Twelve Thousand Five Hundred Five Dollars and 38/100 (112,505.38).

(iii) The information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law, as it relates to the Corporation's Common Stock, was not changed by this amendment.

THIRD: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation, in accordance with the provisions of subsection (b)(3) of
Section 2-204 of the Maryland General Corporation law, at an annual meeting of the stockholders, duly called, and pursuant to notice provided to each stockholder entitled to vote on the matters presented at such meeting, which notice stated the purpose of the meeting.
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         IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name on its behalf by its president and attested to by its secretary on this 31st day of December, 1996.

                                        MBf USA, INC.



                                        By:  /s/ Edward J. Marteka
                                           -------------------------------------
                                             Edward J. Marteka, President



WITNESS:



By:  /s/ Robert Carter
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     Robert Carter, Assistant Secretary


         THE UNDERSIGNED, President of MBf USA, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                           -------------------------------------
                                           Edward J. Marteka